Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Axovant Sciences Ltd., filed pursuant to Rule 462(b) of the Securities Act of 1933, of our report dated May 21, 2015 relating to the financial statements of Axovant Sciences Ltd., which appears in the Registration Statement on Form S-1, as amended (No. 333-204073). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 10, 2015